                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-65953



                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                         VARIABLE ANNUITY ACCOUNT SEVEN

       (PORTION RELATING TO THE POLARIS II ASSET MANAGER VARIABLE ANNUITY)
               SUPPLEMENT TO THE POLARIS ASSET MANAGER PROSPECTUS
                            DATED SEPTEMBER 30, 2002
--------------------------------------------------------------------------------

THE FOLLOWING SUPPLEMENTS ANY DISCUSSION PERTAINING TO THE 1-YEAR FIXED ACCOUNT OPTION IN THE PROSPECTUS:

        If you purchase your contract on or after February 18, 2003, you may not allocate any Purchase Payments to or transfer into the one-year fixed account option. This restriction may not apply in certain states.

THE FOLLOWING IS ADDED TO THE SECOND TO LAST PARAGRAPH UNDER DOLLAR COST
AVERAGING:

        If you purchase your contract on or after February 18, 2003 and you terminate your DCA program with money remaining in the DCA fixed accounts, we will transfer the remaining funds to the same target account(s) as previously designated by you, unless we receive different instructions from you.




Date: February 18, 2003


                Please keep this Supplement with your Prospectus.

                                   Page 1 of 1